Exhibit 10.5

ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES
DEFERRED COMPENSATION PLAN

OTHER COMPENSATION DEFERRAL AGREEMENT FORM

I, _________________________________ (the “Participant”) and ______________________ (the "Company”) hereby agree as follows:

The Participant hereby irrevocably elects, and the Company agrees, to reduce his or her compensation other than Base Salary and Annual Bonus ("Other Compensation") for calendar year ______ by _____% (1% to 35% in whole percentages only), provided this properly executed Other Compensation Deferral Agreement Form is returned to the Management Administrator no later than the December 31st immediately preceding such calendar year.  **  For purposes of this election, the term "compensation" means compensation as defined for purposes of the Alpha Natural Resources, LLC and Affiliates 401(k) Retirement Savings Plan (but including deferrals under this Plan and without regard to the qualified plan compensation limit (i.e., $245,000 for 2010; and as may be adjusted for inflation in future years)).

This deferral election shall irrevocably apply to the Participant's Other Compensation in subsequent calendar years unless the Participant properly completes a new Other Compensation Deferral Agreement Form prior to the beginning of any such calendar year.

**   If this is the calendar year during which the Participant is first eligible to participate in any account balance plan maintained by the Company or any Controlled Group Member, the deferral election shall apply for each month in such calendar year beginning after the date this properly executed Deferral Agreement Form is returned to the Management Administrator, provided it is returned no later than thirty (30) days following the date the Participant is first notified of his or her eligibility to participate in the Plan.

Other Compensation Deferrals under this agreement shall be credited to the Participant's Retirement Account, In-Service Account 1 and/or In-Service Account 2,as designated by the Participant below.  The Participant hereby irrevocably designates his or her Other Compensation Deferrals to be allocated as follows (which must total one hundred percent (100%)):

___% to the Retirement Account (0% to 100% in whole percentages only)

___% to In-Service Account 1 (0% to 100% in whole percentages only)

___% to In-Service Account 2 (0% to 100% in whole percentages only)

If a Participant first allocates some or all of the Participant's Other Compensation Deferrals to In-Service Account 1 and/or In-Service Account 2, the Participant must complete a Distribution Election Form for In-Service Distribution Account Balances.

Please note that, to the extent a Participant does not designate Other Compensation Deferrals among the Retirement Account and In-Service Account, the Participant shall be deemed to have elected to designate the Other Compensation Deferrals to the Retirement Account.

This allocation shall irrevocably apply to the Participant's Other Compensation Deferrals in subsequent calendar years unless the Participant properly completes a new Other Compensation Deferral Agreement Form prior to the beginning of any such calendar year; provided that a Participant's allocation to In-Service Account 1 and/or In-Service Account 2, as applicable, shall no longer apply as of the end of the calendar year preceding the first calendar year in which the Participant elects to have the amounts credited to In-Service Account 1 and/or In-Service Account 2, as applicable, begin to be distributed.  Thereafter, any amounts allocated to In-Service Account 1 and/or In-Service Account 2, as applicable, shall be deemed to have been re-allocated to the Retirement Account unless a Participant properly completes a new Base Salary Deferral Agreement Form.

This Form shall be subject to the terms and provisions of the Alpha Natural Resources, Inc. and Subsidiaries Deferred Compensation Plan, as it may be amended from time to time (the “Plan”).  The Plan is hereby incorporated by reference.  The Participant understands that as to amounts due him or her under the Plan pursuant to this election, he or she is a general unsecured creditor of the Company and that the Plan constitutes a mere promise by the Company to make benefit payments in the future.

The Plan shall supersede all prior employment agreements, letters of understanding, contracts and oral representations made by or entered into between the Company and Participant with respect to the subject matter covered by the Plan.

WITNESS my signature this ____ day of ________, 20___.

Participant
Receipt acknowledged:

Management Administrator of the
Alpha Natural Resources, Inc. and Subsidiaries
Deferred Compensation Plan

Dated